                                                                    EXHIBIT 4.38

                               SECURITY AGREEMENT

To:                Laurus Master Fund, Ltd.
                   c/o Onshore Corporate Services, Ltd.
                   P.O. Box 1234 G.T
                   Queensgate House
                   South Church Street
                   Grand Cayman, Cayman Islands

Gentlemen:

      1. To secure the payment of all Obligations (as hereafter defined), we hereby grant to you a continuing security interest in all of the following property now owned or at any time hereafter acquired by us, or in which we now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks and tradestyles in which we now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

      2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by us to you no matter how or when arising, direct or indirect, absolute or contingent, liquidated or unliquidated, including, without limitation, (i) all obligations owing by us to you under any and all guaranty agreements; (ii) all obligations owing by Tidel Technologies, Inc. ("Tidel") to you under the Convertible Term Note dated as of the date hereof in the original principal amount of $6,450,000, as amended, modified and supplemented from time to time or otherwise (the "Convertible Note ") and (iii) all obligations owing by Tidel to you under the promissory note dated as of the date hereof in the original principal amount of $400,000, as amended, modified and supplemented from time to time or otherwise (the "Term Note," and, together with the Convertible Note, the "Purchaser Notes").

      3. The term "Permitted Liens" as used herein shall mean (a) liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on our books in conformity with generally accepted accounting principles ("GAAP"), (c) liens in your favor, (d) liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the company in conformity with GAAP provided, that, the lien shall have no effect on the priority of your liens or the value of the assets in which you have a lien and

(e) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value or marketability of such real estate.

      4. We hereby represent, warrant and covenant to you that:

            a. Tidel is a company validly existing, in good standing and formed under the laws of the State of Delaware with an organization identification number of 2142972, Tidel Engineering, L.P. ("Tidel Engineering") is a limited partnership validly existing, in good standing and formed under the laws of the State of Delaware with an organization identification number of 3020956, Tidel Cash Systems, Inc. ("Tidel Cash Systems") is a company validly existing, in good standing and formed under the laws of the State of Delaware with an organization identification number of 2310971, AnyCard International Inc. ("AnyCard") is a company validly existing, in good standing and formed under the laws of the State of Delaware with an organization identification number of 2387909, and Tidel Services, Inc. ("Tidel Services") is a company validly existing, in good standing and formed under the laws of the State of Delaware with an organization identification number of 3018673, and we will provide you thirty (30) days' prior written notice of any change in the state of formation of Tidel, Tidel Engineering, Tidel Cash Systems, AnyCard and/or Tidel Services;

            b. our legal names are as set forth on the signature page hereto and are identical to those which are set forth in the public records of our respective jurisdictions of organization, as amended through the date hereof;

            c. we are the lawful owner of the Collateral and have the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

            d. we will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) to the extent said Encumbrance does not secure indebtedness in excess of $100,000 in the aggregate and such Encumbrance is removed or otherwise released within 10 days of the creation thereof or (ii) for Permitted Liens;

            e. we will at our own cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than in the ordinary course discarding of items no longer used or useful in our business;

            f. we will not without your prior written consent, (1) sell, exchange, lease or otherwise dispose of the Collateral or any of our rights therein, whether by sale, lease or otherwise, except for (x) the sale of inventory in the ordinary course of business and (y) for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition pursuant to clause (y) above are used to acquire replacement equipment which is subject to your first priority security interest or are used to repay Obligations or to pay general corporate expenses, or (ii) in the case of a disposition pursuant to clause (y) above following the occurrence of an Event of Default (as hereafter defined) which continues to exist, the proceeds are remitted to you to be held as cash collateral for the Obligations and/or (2) enter into any merger, consolidation or other reorganization with or into any person or entity or acquire all or a portion of the assets or capital stock of any person or entity or permit any other person or entity to merge or consolidate with it.

            g. we will insure the Collateral against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall reasonably specify in amounts and under policies by insurers reasonably acceptable to you and all premiums thereon shall be paid by us and the policies delivered to you, and cause appropriate loss payable endorsements naming you as lender's loss payee and additional insured. If we fail to do so, you may procure such insurance and the cost thereof shall constitute Obligations;

            h. we will at all reasonable times allow you or your representatives free access to and the right of inspection of the Collateral;

            i. we hereby indemnify and save you harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that you may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Agreement or in the prosecution or defense of any action or proceeding either against you or us concerning any matter growing out of or in connection with this Agreement, and/or any of the Obligations and/or any of the Collateral, except to the extent caused by your own gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction;

            j. with respect to all accounts arising out of contracts between us and the United States of America, or any state, or any department, agency or instrumentality of any of them (each, a "Government Contract"), we will so notify you in writing and comply with any governmental notice or approval requirements, including, without limitation, compliance with the Federal Assignment of Claims Act,

            k. each of our accounts shall be a good and valid account representing an undisputed bona fide indebtedness incurred by the account debtor liable therefor, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by us, or work, labor and/or services rendered by us, as applicable;

            l. the proceeds of all accounts shall be remitted by the applicable account debtor to and be on deposit in the Pledged Account (as hereafter defined). In the event we shall at any time receive any such proceeds, we shall promptly deposit the same in the Pledged Account, and in any event, within three
(3) business days from receipt thereof; and

            m. we shall have no access to any funds on deposit in any Pledged Account (as hereafter defined), except to the extent expressly set forth in the Control Agreement (as hereafter defined) and we shall comply with the terms and provisions of the Control Agreement. For purposes hereof, the following terms shall have the following meanings: (1) "Control Agreement" shall mean the Multi Party Blocked Account Agreement dated as of the date hereof among us, you and JPMorgan Bank, as amended, modified and supplemented from time to time, and (2) "Pledged Account" shall mean any separate deposit account in which you have been granted by us a first priority perfected security interest.

      5. Following the occurrence and during the continuance of an Event of Default, you shall have the right to instruct all of our account debtors to remit payments on all accounts in accordance with your express written instructions; provided, however, any account debtor liable under a Government Contract shall be instructed on or prior to the date hereof to remit payments on all accounts arising under the Government Contract to a Pledged Account or such other address and/or deposit account as you shall direct in writing. With respect to accounts arising from the Government Contract, we shall execute all such documentation as you shall require so as to comply with the Federal Assignment of Claims Act and to instruct the governmental agency party to the Government Contract to remit all accounts arising thereunder to the Pledged Account or such other address and/or deposit account as you shall direct in writing. If, despite such instructions, we shall receive any payments with respect to accounts, we shall receive such payments in trust for your benefit, shall segregate such payments from our other funds and shall deliver or cause to be deposited in the Pledged Account or delivered to you, in the same form as so received with all necessary endorsements, all such payments as soon as practicable, but in no event later than two (2) business days after our receipt thereof. You shall have full power and authority to collect each account, through legal action or otherwise, and may settle, compromise, or assign (in whole or in part) the claim for any account, or otherwise exercise any other right now existing or hereafter arising with respect to any account if such action will facilitate collection.

      6. We shall be in default under this Agreement upon the happening and during the continuation of any of the following events or conditions, each such event or condition an "Event of Default":

            a. we shall fail to pay when due or punctually perform any of the Obligations after expiration of any cure periods;

            b. any covenant, warranty, representation or statement made or furnished to you by us or on our behalf was false in any material respect when made or furnished;

            c. we shall breach any provision of this Agreement or any other document, instrument or agreement delivered to you in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, and such breach shall not have been cured during any applicable cure or grace period;

            d. the loss, theft, damage, destruction, sale (other than the sale of inventory in the ordinary course of business and/or the sale of obsolete or worn out equipment having a sale value of not greater than $5,000 for any individual item of equipment or $25,000 in the aggregate for all such items of equipment sold during any fiscal year, so long as the proceeds of all such sales are promptly (but in any event within three (3) business days following receipt thereof) deposited in the Pledged Account) or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent, as applicable (a) any such loss, theft, damage or destruction relates to Collateral having a value of less than $50,000 in the aggregate during any fiscal year, (b) any such loss, theft, damage or destruction relates to Collateral having a value of $50,000 or more in the aggregate during any fiscal year, but only to the extent Laurus shall have received insurance proceeds covering the value of such Collateral within forty-five (45) days following the occurrence of any such event; provided, however, in the event Laurus determines in the good faith exercise of its reasonable discretion that any such loss, theft, damage or destruction relates to a substantial portion of the Collateral, then, at Laurus's option, an Event of Default shall be deemed to automatically result from such occurrence; and (d) any such levy, seizure or attachment relates to Collateral having an aggregate value of not greater than $100,000, but only to the extent such levy, seizure or attachment has been removed or otherwise released within 10 days of the creation or the assertion thereof;

            e. we shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property;

            f. any proceedings under any bankruptcy or insolvency law shall be commenced by or against us and if commenced against us shall not be dismissed within 30 days;

            g. we shall repudiate, purport to revoke or fail to perform any of our obligations under the Note or any guaranty agreement made by us in favor of you; or

            h. an Event of Default shall have occurred under and as defined in the Note.

      7. Upon the occurrence and continuation of any Event of Default, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code (the "UCC") as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence and continuation of any Event of Default, you will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire. Upon your request, we shall assemble the Collateral and make the Collateral available to you at a place designated by you which is reasonably convenient to both parties. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on your records for us. Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and we shall be liable for any deficiency.

      8. If we default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to us, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law or, at your option, debited by you from the Pledged Account.

      9. We appoint you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in connection with this Agreement on our behalf and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; to file financing statements against us covering the Collateral; to sign our name on public records in connection with this Agreement; and to do all other things you deem necessary to carry out this Agreement. We hereby ratify and approve all acts of the attorney and, so long as the power of attorney is used in connection with this Agreement, neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

      10. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion. Your books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. You shall have the right to enforce any one or more of the remedies available to you, successively, alternately or concurrently. We agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of effecting or continuing your security interest in the Collateral.

      11. By your countersignature below, you hereby agree that, upon our payment and performance in full of the Obligations, (a) you shall, in accordance with Section 9-513 of the UCC, terminate all financing statements naming any of us as a debtor which were made pursuant to this Agreement, and (b) with the exception of this Section 11 and any other rights hereunder and under applicable law which survive termination, this Agreement shall terminate.

      12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to you hereunder shall enure to the benefit of your successors and assigns. The term "you" as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall enure to the benefit of and shall bind the representatives, successors and assigns of each of us and them. You and we hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and we agree not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York; provided that nothing contained in this Agreement shall be deemed to preclude you from bringing suit or taking other legal action in any other jurisdiction and (c) waive any objection you or we may have as to the bringing or maintaining of such action with any such court. We hereby waive personal service of process in any such action and agree that service of such process may be made by registered or certified mail addressed to us at the address set forth below.

      13. All notices from you to us shall be sufficiently given if mailed or delivered to us at our address set forth below.

                       [SIGNATURE LINES ON FOLLOWING PAGE]

                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

                                    Very truly yours,

                                    TIDEL TECHNOLOGIES, INC.

                                    By: /s/ James T. Rash
                                    Name: James T. Rash
                                    Title: President and Chief Executive Officer

                                    Address:

                                    TIDEL ENGINEERING, LP

                                    By: /s/ Mark K. Levenick
                                    Name: Mark K. Levenick
                                    Title: President & CEO

                                    Address:

                                    TIDEL CASH SYSTEMS, INC.

                                    By: /s/ Mark K. Levenick
                                    Name: Mark K. Levenick
                                    Title: President

                                    Address:

                                    ANYCARD INTERNATIONAL, INC.

                                    By: /s/ Mark K. Levenick
                                    Name: Mark K. Levenick
                                    Title: President

                                    Address:

                                    TIDEL SERVICES, INC.

                                    By: /s/ Mark K. Levenick
                                    Name: Mark K. Levenick
                                    Title: President

                                    Address:

                                    Dated as of:  November 21, 2003

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By: /s/ Eugene Grin
    --------------------------------
Name: Eugene Grin
Title: Director

Dated as of:  November 25, 2003